Exhibit 99.2

Synergy Health Limited (formerly Synergy Health plc) : Index to Financial Statements

Unaudited Condensed Consolidated Financial Statements for the Period Ended 27 September 2015

Condensed Consolidated Income Statement	1

Condensed Consolidated Statement of Comprehensive Income	3

Condensed Consolidated Statement of Financial Position	4

Condensed Consolidated Cash Flow Statement	5

Condensed Consolidated Statement of Changes in Equity	6

Notes to the Condensed Consolidated Financial Statements	7

Unaudited condensed consolidated income statement

For the period ended 27 September 2015
		Six months ended 27 September 2015			Six months ended 28 September 2014
	Note	Before amortisation of acquired intangibles and non-recurring items £’000	Amortisation of acquired intangibles and non-recurring items (note 7) £’000	Total £’000	Before amortisation of acquired intangibles and non-recurring items £’000	Amortisation of acquired intangibles and non-recurring items (note 7) £’000	Total £’000
Continuing operations
Revenue	6	206,290	—	206,290	197,506	—	197,506
Cost of sales		(118,933)	—	(118,933)	(110,558)	—	(110,558)

Gross profit		87,357	—	87,357	86,948	—	86,948
Administrative expenses
– Administration expenses excluding amortisation of acquired intangibles		(54,247)	(17,550)	(71,797)	(55,402)	594	(54,808)
– Amortisation of acquired intangibles		—	(4,364)	(4,364)	—	(4,298)	(4,298)

		(54,247)	(21,914)	(76,161)	(55,402)	(3,704)	(59,106)

Operating profit	6	33,110	(21,914)	11,196	31,546	(3,704)	27,842
Finance income		1,255	—	1,255	2,066	—	2,066
Finance costs		(4,193)	(450)	(4,643)	(5,252)	—	(5,252)

Net finance costs		(2,938)	(450)	(3,388)	(3,186)	—	(3,186)

Profit before tax		30,172	(22,364)	7,808	28,360	(3,704)	24,656
Income tax	8	(5,267)	2,268	(2,999)	(6,770)	518	(6,252)

Profit for the period		24,905	(20,096)	4,809	21,590	(3,186)	18,404

Attributable to:
Equity holders of the parent		25,079	(20,096)	4,983	21,467	(3,186)	18,281
Non-controlling interests		(174)	—	(174)	123	—	123

		24,905	(20,096)	4,809	21,590	(3,186)	18,404

Earnings per share
Basic	10			8.43p			31.02p
Diluted	10			8.27p			30.75p

Unaudited condensed consolidated income statement

		Period ended 29 March 2015
	Note	Before amortisation of acquired intangibles and non-recurring items £’000	Amortisation of acquired intangibles and non-recurring items (note 7) £’000	Total £’000
Continuing operations
Revenue	6	408,824	—	408,824
Cost of sales		(233,761)	—	(233,761)

Gross profit		175,063	—	175,063
Administrative expenses
– Administration expenses excluding amortisation of acquired intangibles		(110,502)	(5,812)	(116,314)
– Amortisation of acquired intangibles		—	(8,606)	(8,606)

		(110,502)	(14,418)	(124,920)

Operating profit	6	64,561	(14,418)	50,143
Finance income		4,291	—	4,291
Finance costs		(10,855)	—	(10,855)

Net finance costs		(6,564)	—	(6,564)

Profit before tax		57,997	(14,418)	43,579
Income tax	8	(13,346)	3,445	(9,901)

Profit for the period		44,651	(10,973)	33,678

Attributable to:
Equity holders of the parent		44,542	(10,973)	33,569
Non-controlling interests		109	—	109

		44,651	(10,973)	33,678

Earnings per share
Basic	10			56.90p
Diluted	10			56.37p

Unaudited consolidated statement of comprehensive income

For the period ended 27 September 2015

	Six months ended 27 September 2015 £’000	Six months ended 28 September 2014 £’000	Period ended 29 March 2015 £’000
Profit for the period	4,809	18,404	33,678

Other comprehensive income/(expense) for the period:
Items that are or may be reclassified to profit or loss
Exchange differences on translation of foreign operations	(11,960)	(7,297)	(9,838)
Cash flow hedges – fair value movement in equity	(378)	(758)	(623)
Cash flow hedges – reclassified and reported in net profit	623	830	830
Related tax movements	(49)	(14)	(41)

	(11,764)	(7,239)	(9,672)

Items that will never be reclassified to profit or loss
Actuarial gain/(loss) on defined benefit pension plans	3,122	(1,823)	(6,491)
Related tax movements	(624)	330	1,296

	2,498	(1,493)	(5,195)

	(9,266)	(8,732)	(14,867)

Total comprehensive income for the period	(4,457)	9,672	18,811

Attributable to:
Equity holders of the parent	(4,234)	9,571	18,730
Non-controlling interests	(223)	101	81

	(4,457)	9,672	18,811

Unaudited consolidated statement of financial position

At 27 September 2015

	Note	At 27 September 2015 £’000	At 28 September 2014 £’000	At 29 March 2015 £’000
Non-current assets
Goodwill		211,447	215,326	214,545
Other intangible assets		40,056	47,108	44,657
Property, plant and equipment	12	291,351	283,644	290,929
Investments		1,494	910	949
Trade and other receivables		2,029	2,842	1,940

Total non-current assets		546,377	549,830	553,020

Current assets
Inventories		14,060	14,625	12,887
Asset held for sale		3,144	2,733	3,192
Trade and other receivables		76,359	81,400	75,308
Cash and cash equivalents		28,042	38,436	36,952

Total current assets		121,605	137,194	128,339

Total assets		667,982	687,024	681,359

Capital and reserves attributable to the Group’s equity holders
Share capital		370	369	369
Share premium account		90,566	89,951	90,517
Translation reserve		2,987	17,433	14,898
Cash flow hedging reserve		(302)	(606)	(498)
Merger reserve		106,757	106,757	106,757
Retained earnings		158,530	132,091	145,582
Equity attributable to equity holders of the parent		358,908	345,995	357,625
Non-controlling interests		2,507	2,446	3,256

Total equity		361,415	348,441	360,881

Current liabilities
Interest bearing loans and borrowings		135,906	2,808	3,230
Trade and other payables		85,070	81,391	78,049
Derivative financial instruments		378	758	623
Current tax liabilities		8,783	10,350	8,274
Short-term provisions	11	253	2,354	1,570

Total current liabilities		230,390	97,661	91,746

Non-current liabilities
Interest bearing loans and borrowings		48,387	208,433	194,787
Retirement benefit obligations		16,161	16,672	20,315
Deferred tax liabilities		3,460	8,245	5,307
Trade and other payables		271	852	338
Provisions	11	7,697	6,503	7,821
Deferred government grants		201	217	164

Total non-current liabilities		76,177	240,922	228,732

Total liabilities		306,567	338,583	320,478

Total equity and liabilities		667,982	687,024	681,359

Unaudited consolidated cash flow statement

For the period ended 27 September 2015

	Six months ended 27 September 2015 £’000	Six months ended 28 September 2014 £’000	Period ended 29 March 2015 £’000
	4,809	18,404	33,678
Adjustments	38,145	22,536	62,653

Cash generated from operations	42,954	40,940	96,331
Income tax paid	(4,379)	(2,873)	(10,378)

Net cash from operating activities	38,575	38,067	85,953

Cash flows from investing activities
Acquisition of subsidiaries – net of cash	(954)	(10,624)	(13,247)
Disposal of subsidiaries – net of cash	(181)	—	—
Acquisition of investments	—	—	(495)
Purchase of property, plant and equipment (PPE)	(28,893)	(32,087)	(61,727)
Purchase of intangible assets	(993)	(1,104)	(1,718)
Proceeds from sale of PPE	271	1,257	1,742
Payment of pre-acquisition liabilities	—	(6,676)	(6,676)
Interest received	237	820	1,604

Net cash used in investing activities	(30,513)	(48,909)	(80,517)

Cash flows from financing activities
Dividends paid	—	(8,372)	(8,372)
Dividend paid to non-controlling interest	—	(134)	(134)
Proceeds from borrowings	28,886	45,119	62,655
Repayment of borrowings	(40,843)	(14,068)	(45,504)
Repayment of hire purchase loans and finance leases	(1,326)	(1,631)	(2,944)
Interest paid	(2,804)	(3,788)	(7,052)
Proceeds from issue of shares	50	43	609
Proceeds from issue of shares – non-controlling interest	509	—	416

Net cash (used in)/from financing activities	(15,528)	17,169	(326)

Net (decrease)/increase in cash and bank overdrafts	(7,466)	6,327	5,110
Cash and bank overdrafts at beginning of period	36,952	32,263	32,263
Exchange differences	(1,484)	(486)	(421)

Cash and bank overdrafts at end of period	28,002	38,104	36,952

	At 27 September 2015 £’000	At 28 September 2014 £’000	At 29 March 2015 £’000
Cash generated from operations
Profit for the period	4,809	18,404	33,678
Adjustments for:
– depreciation and impairments	20,344	19,805	39,532
– amortisation of intangible assets	5,036	4,817	9,677
– equity-settled share-based payments	5,102	650	2,213
– loss on sale of tangible fixed assets	373	1	931
– gain on sale of subsidiary	(100)	—
– loss on impairment of subsidiary	139	—
– curtailment and cessation gains on defined benefit pension schemes	—	(932)	(932)
– finance income	(1,255)	(2,066)	(4,291)
– finance costs	4,643	5,252	10,855
– income tax expense	2,999	6,252	9,901
Changes in working capital:
– inventories	(1,078)	(956)	(504)
– trade and other receivables	(3,402)	(8,545)	(241)
– trade, other payables and provisions	5,344	(1,742)	(4,488)

Cash generated from operations	42,954	40,940	96,331

Unaudited condensed consolidated statement of changes in equity

For the period ended 27 September 2015

	Share capital £’000	Share premium £’000	Treasury share reserve £’000	Merger reserve £’000	Cash flow hedging reserves £’000	Translation reserve £’000	Retained earnings £’000	Total attributable to equity holders of the parent £’000	Non-controlling interest £’000	Total equity £’000
Balance at 30 March 2014	368	89,909	—	106,757	(664)	24,708	123,025	344,103	2,473	346,576

Profit for the period	—	—	—	—	—	—	18,281	18,281	123	18,404
Other comprehensive income/(expense):
Translation of foreign operations	—	—	—	—	—	(7,275)	—	(7,275)	(22)	(7,297)
Net movements on cash flow hedges	—	—	—	—	58	—	—	58	—	58
Actuarial movement net of tax	—	—	—	—	—	—	(1,493)	(1,493)	—	(1,493)

Total comprehensive income for the period	—	—	—	—	58	(7,275)	16,788	9,571	101	9,672

Transactions with owners of the Company recognised directly in equity:
Movement in non-controlling interest (NCI)	—	—	—	—	—	—	—	—	(128)	(128)
Dividends paid	—	—	—	—	—	—	(8,372)	(8,372)	—	(8,372)
Issue of shares	1	42	—	—	—	—	—	43	—	43
Share-based payments (net of tax)	—	—	—	—	—	—	650	650	—	650

Balance at 28 September 2014	369	89,951	—	106,757	(606)	17,433	132,091	345,995	2,446	348,441

Profit for the period	—	—	—	—	—	—	15,288	15,288	(14)	15,274
Other comprehensive income/(expense):
Translation of foreign operations	—	—	—	—	—	(2,535)	—	(2,535)	(6)	(2,541)
Net movements on cash flow hedges	—	—	—	—	108	—	—	108	—	108
Actuarial movement net of tax	—	—	—	—	—	—	(3,702)	(3,702)	—	(3,702)

Total comprehensive income for the period	—	—	—	—	108	(2,535)	11,586	9,159	(20)	9,139

Transactions with owners of the Company recognised directly in equity:
Dividends paid	—	—	—	—	—	—	—	—	—	—
Movement in NCI	—	—	—	—	—	—	—	—	6	6
NCI recognised in the period	—	—	—	—	—	—	—	—	803	803
NCI recognised in the period: acquisition	—	—	—	—	—	—	—	—	21	21
Issue of shares	—	566	—	—	—	—	—	566	—	566
Share-based payments (net of tax)	—	—	—	—	—	—	1,905	1,905	—	1,905

Balance at 29 March 2015	369	90,517	—	106,757	(498)	14,898	145,582	357,625	3,256	360,881

Profit for the period	—	—	—	—	—	—	4,983	4,983	(174)	4,809
Other comprehensive income/(expense):
Translation of foreign operations	—	—	—	—	—	(11,911)	—	(11,911)	(49)	(11,960)
Net movements on cash flow hedges	—	—	—	—	196	—	—	196	—	196
Actuarial movement net of tax	—	—	—	—	—	—	2,498	2,498	—	2,498

Total comprehensive income for the period	—	—	—	—	196	(11,911)	7,481	(4,234)	(223)	(4,457)

Transactions with owners of the Company recognised directly in equity:
NCI recognised in the period	—	—	—	—	—	—	—	—	884	884
NCI derecognised on disposal	—	—	—	—	—	—	—	—	(1,416)	(1,416)
Movement in NCI	—	—	—	—	—	—	—	—	6	6
Issue of shares	1	49	—	—	—	—	—	50	—	50
Share-based payments (net of tax)	—	—	—	—	—	—	5,467	5,467	—	5,467

Balance at 27 September 2015	370	90,566	—	106,757	(302)	2,987	158,530	358,908	2,507	361,415

The accompanying accounting policies and notes form part of these financial statements.

Unaudited notes to the condensed consolidated financial statements

1 General information

Synergy Health Limited (formerly Synergy Health plc) (‘the Company’) and its subsidiaries (together ‘the Group’) deliver a range of specialist outsourced services to health-related markets. The Company is registered in England and Wales under company registration number 3355631 and its registered office is Ground Floor Stella, Windmill Hill Business Park, Whitehill Way, Swindon, Wiltshire, SN5 6NX.

These condensed consolidated interim financial statements were approved for issue by the Board of Directors on 30 October 2014.

2 Summary of significant accounting policies

Basis of preparation

These condensed consolidated interim financial statements of the Group are for the six months ended 27 September 2015.

The condensed consolidated interim financial statements have been prepared on the basis of the accounting policies set out in the Group’s latest annual financial statements for the period ended 29 March 2015. These accounting policies are drawn up in accordance with the recognition and measurement requirements of International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB).

The information for the period ended 29 March 2015 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. A copy of the statutory accounts for that period has been delivered to the Registrar of Companies. The auditors’ report on those accounts was (i) unqualified, (ii) did not include a reference to any matters to which the auditor drew attention by way of emphasis without qualifying the report and (iii) did not contain a statement under section 498 (2) or (3) of the Companies Act 2006.

The condensed consolidated interim financial statements for the six months to 27 September 2015 have not been audited or reviewed by auditors pursuant to the Auditing Practices Board guidance on Review of Interim Financial Information.

Going concern

The Directors have reviewed the Group’s medium-term forecasts through to October 2016 along with reasonable possible changes in trading performance and foreign currencies. The Directors have also reviewed the funding arrangements put in place by STERIS to support the Group should the proposed combination proceed.

Absent the proposed combination with STERIS, elements of the Group’s committed banking facilities would fall due for renewal in July 2016. The Directors have good reasons to believe that they would be renewed.

The purpose of these reviews has been for the Directors to determine whether, with or without the proposed combination with STERIS, committed banking facilities would be available sufficient to support the Group’s projected liquidity requirements, and whether the forecast earnings would be sufficient to meet covenants associated with the banking facilities.

After making enquiries, the Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future, and have continued to adopt the going concern basis in preparing the condensed consolidated interim financial statements.

Significant accounting policies

The condensed consolidated interim financial statements have been prepared under the historical cost convention except that derivative financial instruments are stated at their fair value. Except as described below, the accounting policies adopted in the preparation of the condensed consolidated interim financial statements are the same as those followed in the preparation of the Group’s annual financial statements for the period ended 29 March 2015.

3 Statement of compliance

These condensed consolidated interim financial statements have been prepared and approved by the Directors in accordance with International Accounting Standard (IAS) 34 ‘Interim

Financial Reporting’ as adopted by the EU (adopted IAS 34) and with the Disclosure and Transparency Rules of the UK Financial Services Authority. These condensed consolidated interim financial statements have not been audited or reviewed by the Group’s auditors in accordance with International Standard on Review Engagements 2410 issued by the Auditing Practices Board. They do not include all of the information required for full annual financial statements, and should be read in conjunction with the consolidated financial statements of the Group as at and for the period ended 29 March 2015.

4 Financial risk management

The primary risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk, credit risk and liquidity risk. These risks and the Group’s financial risk management objectives and policies are consistent with that disclosed in the consolidated financial statements as at and for the period ended 29 March 2015.

5 Estimates (continued)

The preparation of the condensed consolidated interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. Except as described below, in preparing these condensed consolidated interim financial statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation and uncertainty were the same as those that applied to the consolidated financial statements as at and for the period ended 29 March 2015.

During the 6 months ended 27 September 2015, management reassessed its estimates in respect of actuarial assumptions in relation to the Group’s defined benefit pension schemes using professional advice and relevant market benchmark data for discount rates and inflation.

6 Segmental information

The Group is organised into three operating segments: Applied Sterilisation Technologies and Laboratory Services (‘AST’), Healthcare Services (‘HS’), and Healthcare Solutions (‘HCS’).

Information on these segments is reported to the chief operating decision maker (‘CODM’) for the purposes of resource allocation and assessment of performance. The chief operating decision maker has been identified as the Board of Directors. The CODM monitors the performance of the operating segments based on adjusted operating profit, being operating profit excluding the impact of amortisation on acquired intangibles and non-recurring items. Segment information is presented below.

Six month period ended 27 September 2015	AST 2015 £’000	HS 2015 £’000	HCS 2015 £’000	Total 2015 £’000
Revenue from external customers	70,733	92,111	43,446	206,290
Segment profit	25,162	8,719	2,950	36,831
Segment depreciation	9,350	3,714	7,280	20,344
Segment assets	425,498	148,689	93,795	667,982

Six month period ended 28 September 2014	AST 2014 £’000	HS 2014 £’000	HCS 2014 £’000	Total 2014 £’000
Revenue from external customers	67,031	82,956	47,519	197,506
Segment profit	23,272	8,704	3,450	35,426
Segment depreciation	9,026	3,048	7,731	19,805
Segment assets	446,592	142,155	98,277	687,024

Period ended 29 March 2015	AST 2015 £’000	HS 2015 £’000	HCS 2015 £’000	Total 2015 £’000
Revenue from external customers	137,496	175,832	95,496	408,824
Segment profit	47,294	18,351	6,575	72,220
Segment depreciation	17,963	6,086	15,483	39,532
Segment assets	435,501	151,373	94,485	681,359

The table below reconciles the total segment profit above, to the Group’s operating profit and profit before tax:

	Six month period ended 27 September 2015 £’000	Six month period ended 28 September 2014 £’000	Period ended 29 March 2015 £’000
Total segment profit	36,831	35,426	72,220
Unallocated amounts:
– Corporate expenses	(3,721)	(3,880)	(7,659)
– Non-recurring costs	(17,550)	594	(5,812)
Amortisation of acquired intangibles	(4,364)	(4,298)	(8,606)

Operating profit	11,196	27,842	50,143
Net finance costs	(3,388)	(3,186)	(6,564)

Profit before tax	7,808	24,656	43,579

6 Segmental information continued

IFRS 8 Operating Segments requires the Group to disclose information about the extent of its reliance on its major customers. The Group has no single customer making up more than 10% of total revenue.

The table below analyses the Group’s revenue from external customers, and non-current assets other than financial instruments, investment properties, and deferred taxation, by geography.

	Six month period ended 27 September 2015 £’000 Revenue	Non- current assets	Six month period ended 28 September 2014 £’000 Revenue	Non- current assets	Period ended 29 March 2015 £’000 Revenue	Non- current assets
UK	81,289	146,662	78,762	146,101	160,610	144,360
Netherlands	35,264	100,340	41,982	110,642	82,306	100,042
USA	46,750	52,922	37,348	42,964	82,702	48,969
Rest of World	42,987	246,453	39,414	250,123	83,206	259,649

	206,290	546,377	197,506	549,830	408,824	553,020

7 Non-recurring items and acquisition-related costs

In the period to 27 September 2015, non-recurring items of £18 million have been charged in arriving at operating profit. The table and accompanying notes provide further details:

£’000
Transaction costs incurred on the proposed combination with STERIS	11,810
Share-based payment costs accelerated by the proposed combination with STERIS	6,191
Gain on settlement of insurance claim	(638)
Restructuring costs	109
Other acquisition related transaction fees	78

2015 non-recurring charge	17,550
Accelerated amortisation of financing arrangement fees	450

18,000

In the period to 28 September 2014, non-recurring items of £594,000 were credited in arriving at operating profit. This included costs of £285,000 related to acquisition transaction fees and a £932,000 cessation gain on a component of the Group’s retirement benefit obligations.

In the year to 29 March 2015, non-recurring items of £5,812,000 were charged in arriving at operating profit. £4,515,000 related to acquisition transaction fees. The most significant component of this cost was £2,900,000 relating to the proposed combination with STERIS. Operational and restructuring costs were £2,510,000, primarily relating to the settlement of prior period claims and facility closure costs in the Dutch Linen business.

8 Tax

	Six month period ended 28 September 2014 £’000	Six month period ended 29 September 2013 £’000	Period ended 30 March 2014 £’000
Current tax:
UK tax	1,459	2,191	4,775
Overseas tax	3,473	4,300	9,576
Adjustment in respect of prior periods	—	—	(2,285)

Total current tax	4,932	6,491	12,066

Deferred tax:
Origination and reversal of temporary differences	(1,933)	(239)	(2,235)
Adjustment in respect of prior periods	—	—	70
Effect of rate change	—	—	—

Total deferred tax	(1,933)	(239)	(2,165)

Total tax in income statement	2,999	6,252	9,901

The Group’s effective tax rate for the period on earnings before non-recurring items and the amortisation of acquired intangibles is 17.5% (2014: 23.9%). The reduction in the rate compared to the prior period is due to the completion of a tax audit, with no material adjustment required. Excluding the impact of the tax audit the recurring tax rate over the full year would have been 23.4% (2014: 23.9%). UK corporation tax is calculated at 20% (2014: 21%) of the estimated assessable profit for the year. Taxation for overseas operations is calculated at the local prevailing rates.

Tax credits of £2.2m arose in respect of amortisation of acquired intangibles and non-recurring items (2014: £0.5m). This represents an effective overall tax rate (after amortisation of acquired intangibles and non-recurring costs) of 38.4% (2014: 25.4%). This increase in overall effective tax rate is due to some of the non-recurring costs related to the recommended combination between Synergy Heath and STERIS not being deductible for tax.

A number of changes to the UK corporation tax system were announced in the Chancellor’s Budget on 8 July 2015. These include reductions to the main rate of corporation tax to reduce the rate to 19% from 1 April 2017 and to 18% from 1 April 2020. As the changes had not been substantively enacted at the balance sheet date their effects are not included in these financial statements. The changes are not expected to have a material impact on the Group’s deferred tax balances.

9 Dividends

	Six month period ended 27 September 2015 £’000	Six month period ended 28 September 2014 £’000	Period ended 29 March 2015 £’000
Amounts recognised as distributions to equity holders in the period:
Final dividend for the period ended 30 March 2014 of 14.20p (2013: 12.80p) per share	—	8,372	8,372

No dividend (interim or final) was paid for the year ended 29 March 2015. On 20 October 2015 the Directors paid an interim dividend for the year ending 3 April 2016 of 15.80 pence (2014: nil).

10 Earnings per share

	Six month period ended 27 September 2015 £’000	Six month period ended 28 September 2014 £’000	Period ended 29 March 2015 £’000
Earnings
Earnings for the purposes of basic earnings per share being net profit attributable to equity holders of the parent	4,983	18,281	33,569

	Shares ‘000	Shares ‘000	Shares ‘000
Number of shares
Weighted average number of ordinary shares for the purposes of basic earnings per share	59,132	58,940	58,998
Effect of dilutive potential ordinary shares:
Share options	1,109	495	554

Weighted average number of ordinary shares for the purposes of diluted earnings per share	60,241	59,435	59,552

Earnings per ordinary share
Basic	8.43p	31.02p	56.90p
Diluted	8.27p	30.75p	56.37p

	£’000	£’000	£’000
Adjusted earnings per share
Operating profit	11,196	27,842	50,143
Amortisation of acquired intangible assets	4,364	4,298	8,606
Non-recurring items	17,550	(594)	5,812

Adjusted operating profit	33,110	31,546	64,561
Net finance costs, excluding acquisition-related finance costs	(2,938)	(3,186)	(6,564)

Adjusted profit on ordinary activities before taxation	30,172	28,360	57,997
Taxation on adjusted profit on ordinary activities	(5,267)	(6,770)	(13,346)
Non-controlling interest	174	(123)	(109)

Adjusted net profit attributable to equity holders of the parent	25,079	21,467	44,542

Adjusted basic earnings per share	42.41p	36.42p	75.50p
Adjusted diluted earnings per share	41.63p	36.12p	74.80p

11 Provisions

	Cobalt disposal costs £’000	Other provisions £’000	Total £’000
At 30 March 2014	5,877	4,349	10,226
Additional provision in the period	—	—	—
Unwinding of discounting	20	190	210
Utilised in the period	—	(2,412)	(2,412)
Reclassification to other non-current liabilities	—	969	969
Exchange differences	(54)	(82)	(136)

At 28 September 2014	5,843	3,014	8,857
Additional provision in the period	241	627	868
Unwinding of discounting	(20)	(190)	(210)
Utilised in the period	(144)	(6)	(150)
Reclassification to other non-current liabilities	—	38	38
Exchange differences	42	(54)	(12)

At 29 March 2015	5,962	3,429	9,391
Additional provision in the period	12	24	36
Unwinding of discounting	—	—	—
Utilised in the period	(116)	(1,302)	(1,418)
Exchange differences	(52)	(7)	(59)

At 27 September 2015	5,806	2,144	7,950
Included in current liabilities			253
Included in non-current liabilities			7,697

			7,950

The cobalt disposal provision recognises a potential decommissioning liability in respect of certain types of cobalt used in some of the Group’s AST sites. It is anticipated that the provision will be utilised as the cobalt to which the provision relates reaches the end of its useful economic life. Other provisions include provisions against vacated properties and other restructuring costs.

12 Property, plant and equipment

During the period ended 27 September 2015, the Group purchased assets with a total cost of approximately £31.2 million (28 September 2014: £32.9 million).

13(a) Prior period acquisition of subsidiary – Bioster

On 15 May 2014, the Group acquired the entire issued share capital of Bioster S.p.A. and associated companies (‘Bioster’).

Bioster Group operates ethylene oxide and electron beam sterilisation facilities in Italy, Slovakia, and the Czech Republic, providing sterilisation services to the medical device, pharmaceutical and packaging industries. In addition, it operates a hospital sterilisation services (‘HSS’) business in Italy.

The fair value of the net assets acquired and the related consideration were as follows:

Fair value £’000
Property, plant and equipment	15,845
Intangible assets	3,351
Investments	9
Inventories	80
Trade and other receivables	11,871
Cash and cash equivalents	280
Borrowings due within one year	(3,517)
Trade and other payables	(14,952)
Corporation tax payable	(122)
Bank overdraft	(1,902)
Borrowings due after one year	(4,073)
Other provisions	(1,007)
Deferred taxation liabilities	(1,892)

Fair value of assets acquired	3,971

Cash consideration	9,020

Goodwill arising on acquisition	5,049

The goodwill arising on the acquisition of the business is attributable to the assembled workforce and the synergies generated following the integration of Bioster into the Group.

In accordance with IFRS 3 (revised) Business Combinations management have made adjustments to the local book values of net assets acquired to arrive at the fair value disclosed above. The most significant of these adjustments include the recognition of intangible assets (customer lists), the recognition of deferred taxation liabilities, and the application of IFRS to the recognition of assets under finance leases and the associated finance lease liabilities.

Total transaction costs of £530,000 were incurred in the acquisition of Bioster Group and were expensed within non-recurring items and acquisition-related costs.

During the period, the Bioster Group contributed £8,238,000 to revenue and £1,212,000 to operating profit.

Summary of cash flows:

£’000
Cash consideration	9,020
Net overdraft acquired with business	1,622

Acquisition of subsidiaries – net of cash	10,642

13(b) Prior period acquisition of subsidiary – IDtek

On 3 November 2014, the Group acquired 70% of the issued share capital of IDtek Track-and-Trace SA (‘IDtek’), a company incorporated in Switzerland, gaining control of the company and its subsidiaries. IDtek provides RFID-led solutions to a wide range of industries including energy and automotive sectors, and it is our intention to utilise its expertise and intellectual property to develop new services for the healthcare market.

The provisional fair value of the net assets acquired and the related consideration were as follows:

Fair value £’000
Property, plant and equipment	13
Intangible assets	730
Inventories	33
Trade and other receivables	533
Cash and cash equivalents	288
Trade and other payables	(497)
Corporation tax payable	(53)
Deferred taxation liabilities	(146)
Long-term payables	(202)
Minority interest	(396)

Fair value of assets acquired	303

Cash consideration	2,286
Deferred consideration	419

Total consideration	2,705

Goodwill arising on acquisition	2,402

The goodwill arising on the acquisition of the business is attributable to the synergies generated following the integration of IDtek into the Group, and has been allocated to the HS segment.

In accordance with IFRS 3 (revised) ‘Business combinations’, management have made adjustments to the book value of net assets acquired to arrive at the fair values disclosed above.

Total transaction costs of £111,000 were incurred in the acquisition and were expensed within non-recurring items and acquisition-related costs.

Summary of cash flows:

Summary of cash flows:

£’000
Cash consideration	2,286
Cash acquired with business	(288)

Acquisition of subsidiaries – net of cash	1,998

Summary of deferred consideration

£’000
At 29 March 2015	458
Amounts paid	(440)
Adjustments	(7)
Exchange differences	(11)

As at 27 September 2015	—

14 Post balance sheet events

On 2 October the shareholders of Synergy Health Limited voted to approve the combination of Synergy and STERIS Corp.

On 20 October 2015 the Directors paid an interim dividend for the year ending 3 April 2016 of 15.80 pence (2014: nil).

On 26 October all outstanding Synergy share options vested, and for non-SAYE options were exercised and converted to Synergy shares on the same day, according to the option-holders’ instructions. Also on the 26 October, trading on the London Stock Exchange in Synergy shares was suspended.

On 28 October, a hearing took place at the High Court where all outstanding Synergy shares were cancelled, barring only the one share held by New STERIS Limited.

There were no other material events subsequent to the year end and up to 30 October 2015, the date of approval of the Financial Statements by the Board.

Forward-looking statements

Certain information included in this announcement is forward-looking and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, projections relating to results of operations and financial conditions and the Company’s plans and objectives for future operations, including, without limitation, discussions of expected future revenue, financing plans, expected expenditures, risks associated with changes in economic conditions, the strength of the markets in the jurisdictions in which the Group operates, and changes in exchange and interest rates. Forward-looking statements can be identified by the use of forward-looking terminology including terms such as “believes”, “estimates”, “anticipates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “goal”, “target”, “aim”, “may”, “will”, “would”, “could”, or “should” or, in each case, their negative or other variations or comparable terminology. Forward-looking statements are not guarantees of future performance. All forward-looking statements in this announcement are based upon information known to the Company on the date of this announcement. Accordingly, no assurance can be given that any particular expectation will be met and readers are cautioned not to place undue reliance on forward-looking statements, which speak only at their respective dates. Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules and the Disclosure and Transparency Rules of the Financial Services Authority), the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Nothing in this announcement shall exclude any liability under applicable laws that cannot be excluded in accordance with such laws.

Statement of Directors’ Responsibilities

We confirm that to the best of our knowledge:

•	the condensed consolidated interim financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting as adopted by the EU; and,

•	the interim management report includes a fair review of the information required by:

(a) DTR 4.2.7R of the Disclosure and Transparency Rules, being an indication of important events that have occurred during the first six months of the financial year and their impact on the condensed set of financial statements; and a description of the principal risks and uncertainties for the remaining six months of the year; and

(b) DTR 4.2.8R of the Disclosure and Transparency Rules, being related party transactions that have taken place in the first six months of the current financial year and that have materially affected the financial position or performance of the entity during that period; and any changes in the related party transactions described in the last annual report that could do so.

This report has been approved by the Board of Directors and signed on its behalf by:

Richard Steeves

Chief Executive

30 October 2015

Registered office: Synergy Health Limited, Ground Floor Stella, Windmill Hill Business Park, Swindon, Wiltshire SN5 6NX Website: www.synergyhealthplc.com